John Hancock Variable Series Trust I

Michele G. Van Leer
Chairman and Trustee

[GRAPHIC OMITTED]
                                                              June 21, 2001


Mellon Bond Associates, LLP
One Mellon Center, Suite 5400
Pittsburg, PA 15258-0001

Attn:  Nancy Y. Banker
        Vice President


Re:      Sub-Investment Management Agreement
         dated April 20, 1998
         -----------------------------------

Dear Ms. Banker:

         This letter will memorialize our mutual agreement to amend Schedule I to the above-referenced Sub-Investment Management Agreement relating to the Bond Index Portfolio, to adjust the current fee schedule, effective as of July 1, 2001. Attached is a revised copy of Schedule I which reduces the fee to a 7 basis point charge for the first $100 million of Net Assets, maintains a 6 basis point charge for the next $150 million, introduces a 3 basis point charge for the next $250 million, and introduces a 1 basis point charge for amounts over $500 million. Please substitute copies of the attached Schedule I for the old copies of Schedule I in your files.

         Kindly acknowledge receipt of this letter and the attachment, and indicate your agreement to the amendment of Schedule I, by signing and returning the duplicate of this letter. Thank you.


JOHN HANCOCK                                JOHN HANCOCK VARIABLE
LIFE INSURANCE COMPANY                      SERIES TRUST I


By: /s/ ROBERT R. REITANO                   By: /s/ MICHELE G. VAN LEER
    ---------------------                       -----------------------
Robert R. Reitano                           Michele G. Van Leer
Senior Vice President &                     Chairman and Trustee
Chief Investment Strategist

Received and agreed to:
Mellon Bond Associates, LLP


By:   WILLIAM F. ADAM
      --------------------
Name: William F. Adam
      --------------------
Title: Chief Executive Officer
       -----------------------

                                   SCHEDULE I
                              (As of July 1, 2001)

                                      FEES
                                      ----

Bond Index
----------

--------------------------------------------------------------------------------
Current Net Assets Under Management             Sub-Investment Management Fee
--------------------------------------------------------------------------------
On the first $100,000,000                       Seven (7) basis points (0.07%)
--------------------------------------------------------------------------------
On the next $150,000,000                        Six (6) basis points (0.06%)
--------------------------------------------------------------------------------
On the next $250,000,000                        Three (3) basis points (0.03%)
--------------------------------------------------------------------------------
On amounts over $500,000,000                    One (1) basis point (0.01%)
--------------------------------------------------------------------------------